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                                                                    EXHIBIT 10.2

                          SUBORDINATED PROMISSORY NOTE



$2,243,806.34                                          San Francisco, California
                                                                   July 18, 1997

         FOR VALUE RECEIVED AND PURSUANT TO THIS SUBORDINATED PROMISSORY NOTE (this "Note"), Digital Generation Systems, Inc., a California corporation ("Maker"), promises to pay to IndeNet, Inc., a Delaware corporation ("INI"), or order, at such place as INI may direct from time to time, in lawful money of the United States, the principal sum of Two Million, Two Hundred and Forty Three Thousand, Eight Hundred and Six and 34/100 Dollars ($2,243,806.34) with interest at the rate of nine percent (9%), but not to exceed the maximum rate allowed by applicable law.

         Principal shall be paid in equal installments of $150,000.00 with the first such installment due and payable on October 1, 1997 and on the last day of each successive calendar quarter thereafter. Interest shall be paid on the unpaid principal balance with the first such payment due and payable on October 1, 1997 and on the last day of each successive calendar quarter thereafter. All unpaid principal and accrued interest shall be due and payable on October 1, 2001.

         This Note is subject to all of the provisions of that certain Stock Purchase Agreement between Maker and INI of even date herewith (the "Stock Purchase Agreement").

         INI expressly agrees that this Note is subject to a right of offset by Maker in the event that Maker suffers any damages, losses, charges, expenses or other costs, as a result of any breach of a representation, warranty or covenant made by INI in the Stock Purchase Agreement. Maker shall be entitled to offset the amount of any such damages, losses, charges, expenses or other costs arising from INI's breach of the Stock Purchase Agreement against any amounts due, owing or unpaid under this Note. In the event that there shall exist a claim or claims by Maker against INI under the Stock Purchase Agreement at any time at which amounts are due and payable hereunder, the amount of such claim shall be deposited into an escrow account with Bank of America NT&SA (or such other escrow agent mutually acceptable to INI and Maker) and such amount, plus all interest accruing thereon during such period, shall be payable to the party in favor of whom such claim is resolved in accordance with the terms and procedures set forth in the Stock Purchase Agreement.

         The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness, as hereinafter defined.

         "Senior Indebtedness" shall mean all principal, interest and other obligations with respect to (i) all indebtedness of Maker or with respect to which Maker is a guarantor, whether outstanding on the date hereof or hereafter created, to any financial institution regularly engaged in the business of lending money, such lender's successors and assigns and (ii) any deferrals,


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renewals, modifications, compromise or extensions of any such indebtedness issued in exchange for such indebtedness.

         Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Maker or in the event this Note shall be declared due and payable upon the occurrence of an event of default with respect to any Senior Indebtedness, (i) no further amount shall be paid by Maker in respect of the principal of this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Maker by or on behalf of the holder of this Note which shall assert further any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

         In the instance of an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no further payment shall be made in respect of the principal of or interest on this Note by Maker, unless within six months after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

         In case cash, securities or other property otherwise payable or deliverable to the holder of this Note shall have been applied to the payment of Senior Indebtedness, then and in each such case, upon the payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive all further payments and distributions made on Senior Indebtedness until all principal of this Note shall have been paid in full; and no such payments or distributions made on Senior Indebtedness until all principal of this Note shall have been paid in full; and no such payments or distributions to the holder of this Note by reason of such subrogation of cash, securities or other property which otherwise would be payable or distributable to the holders of Senior Indebtedness shall, as between Maker and their respective creditors (other than the holders of Senior Indebtedness), on the one hand, and the holder of this Note, on the other, be deemed to be a payment by Maker on account of this Note.

         Nothing contained in this Note shall impair, as between Maker and the holder of this Note, the obligation of Maker, which is absolute and unconditional, to pay to the holder hereof the principal and interest as and when it becomes due and payable, or shall prevent the holder of this Note, upon default hereunder or under this Note, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, subject only to the rights expressly stated herein, if any, of the holders of Senior Indebtedness hereunder to receive cash, securities or other properties otherwise payable or deliverable to the holder of this Note.


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         The Maker hereby agrees to pay the cost of collection, including reasonable attorneys fees, if this obligation is not paid when due, whether or not suit is instituted. Maker waives demand, presentment, protest, notice, suit and all requirements necessary to hold it liable under this Note and agrees that time of payment may be extended or a renewal note or other indulgence granted without notice of or consent to such action, without release of liability under this Note.

         In the event the undersigned defaults in any of the payments of principal or interest due hereunder, or in any other terms, obligations or conditions hereof, then at the option of the holder, the entire outstanding balance under this Note shall be accelerated and immediately become due and payable.

         Time is of the essence of this Note.

         This Note shall be governed by the laws of the state of California.


                                               DIGITAL GENERATION SYSTEMS, INC.
                                               a California corporation


                                               /s/ Henry W. Donaldson
                                               ----------------------
                                               Henry W. Donaldson
                                               its Chief Executive Officer

ACCEPTED AND AGREED:

INDENET, INC.


By:____________________________

Print Name:____________________

Title:_________________________


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